HomeStreet, Inc. Schedules Fourth Quarter and Year-End 2014 Earnings Call for Tuesday, January 27, 2015

SEATTLE - January 5, 2015 - HomeStreet, Inc. (NASDAQ:HMST), the parent company of HomeStreet Bank, will conduct a quarterly earnings conference call on Tuesday, January 27, 2015 at 1:00 p.m. ET. Mark K. Mason, president and CEO, will discuss fourth quarter and year-end 2014 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may register in advance at http://dpregister.com/10056110 or may join the call by dialing 1-877-508-9589 (1-855-669-9657 in Canada) shortly before 1:00 p.m. ET. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10056110.
The information to be discussed in the conference call will be available on the company's web site at 8:00 p.m. ET on Monday, January 26, 2015.
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About HomeStreet
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and business banking, mortgage lending, commercial real estate and residential construction financing, private banking, investment and insurance products and services in the Western United States and Hawaii. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com

Contact:
Terri Silver
HomeStreet, Inc.
(206) 389-6303
terri.silver@homestreet.com
http://ir.homestreet.com